EXHIBIT 10(22)



                            EXECUTIVE FINANCIAL
                                 COUNSELING



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                              PLAN HIGHLIGHTS








Harrah's & You:
A Winning Team

































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                                   As an executive with Harrah's
                                   Entertainment, Inc. or its subsidiaries
                                   (the Company), you are now receiving
                                   competitive compensation to match your
                                   on-the-job responsibilities.  If you do
                                   not have a financial background,
                                   however, you may not really know the
                                   most effective ways to manage your
                                   resources to achieve your financial
                                   objectives, both now and for the future.
                                   We are pleased to provide you with the
                                   Harrah's Entertainment Executive
                                   Financial Counseling Plan (the Plan)
                                   detailed in this brochure--designed to
                                   help you and your colleagues achieve
                                   stability in personal and tax matters
                                   through professional financial and tax
                                   advice.





























































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Eligibility

     Persons eligible are a select group of management employees. These are employees of the Company or its subsidiaries in grades 25 and above.

Statement of Policy

     The Company or its subsidiary will pay directly to the service provider, or reimburse you with documentation of payment, up to the following maximums for covered services:


     Grade      Annual Amount
-----------------------------
  35 and above     $15,000
     31-34          7,500
     28-30          3,000
     25-27          1,500


HOW THE PLAN WORKS

     Plan years are calendar years, and all account balances renew on January 1 each year. Charges will normally be drawn out of your account based upon the date the counseling was performed. Unused account balances cannot be carried over to the next year. Prorated amounts will be available to new hires and to persons promoted to eligible positions during the Plan year.

COVERED SERVICES

     A covered service is any professional advice or professional service that provides financial or tax assistance. The Company reserves the right to decide whether a service is covered under the Plan. A sample list of current covered services is included in this policy. In general, participants shall be reimbursed only for expenses which are eligible to be included as miscellaneous expenses for IRS itemizing purposes, except that expenses incurred for estate planning including the preparation of wills shall also be covered. (See Tax Effects at right.)


PAYMENT

     Invoices should be made out to Harrah's Operating Company, Inc. and must be approved by you prior to the Company's making payment to the service provider. The invoice should describe the financial or tax services that were rendered and should recite and identify that portion of the bill which can be itemized as a miscellaneous expense for IRS purposes. (In general, only counseling expenses relating to tax advice or production of income are itemizable. See Tax Effects below.) You should initial the invoice to indicate your approval, and you are encouraged to submit it to the Harrah's Memphis Compensation Department within 10 days after you receive it.


TAX EFFECTS

     The costs paid by the Company or its subsidiary under the Plan are taxable income to you and are subject to federal withholding at a 28 percent rate (plus FICA and any applicable state taxes). The withholding tax will be deducted from regular salary after the reimbursement is paid. However, you may be able to claim a portion of the costs as a tax deduction on your federal income tax return.
     According to current tax laws, there is a limit on the deductibility of miscellaneous expenses which are itemized. These miscellaneous itemized expenses, which include the cost of financial and tax planning services provided under this policy, will only be deductible to the extent that they exceed 2 percent of your adjusted gross income. The expense of a will and estate planning is not eligible to be itemized as an expense for IRS purposes except for the cost of tax advice given in connection with the will. You should consult your personal tax adviser if you have any questions regarding how these tax laws apply to you.
























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PRORATION GUIDELINES

          Participants entering the Plan during a calendar year will be eligible to use a prorated share of their account during the year of hire or date of promotion to an eligible position based upon the quarter of the year hired or promoted.

 Hired/Promoted    Pro         Grades       Grades        Grades        Grades
 During the Qtr.   Rata     35 and above     31-34         28-30         25-27
 1/1 - 3/31        100%       $15,000       $ 7,500       $ 3,000       $ 1,500
 4/1 - 6/30         75%       $11,250       $ 5,625       $ 2,250       $ 1,125
 7/1 - 9/30         50%       $ 7,500       $ 3,750       $ 1,500       $   750
10/1 - 12/31        25%       $ 3,750       $ 1,875       $   750       $   375


     For those employees promoted from one eligible grade to another during the year (i.e., from grade 26 to grade 28), their account balances will be prorated for the time spent in each grade (i.e., one quarter of the year as a grade 26 = $375 and three quarters of the year as a grade 28 = $2,250. Total for the year is $2,625).

     Charges will be drawn out of the employee's account based upon the date the counseling was performed. The account balance will be left open during the month of January and will be used to clear invoices of charges incurred in the previous year. After January, only charges incurred in the current year will be accepted and will be charged against your allowance for the current year. Unused account balances are not carried over to the next year.























































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SAMPLE LIST OF COVERED SERVICES

1.  Preparation of tax returns.
2. Advice concerning taxes and tax planning including deductibility of various items.
3.  Advice and assistance on producing income.
4. Advice or counseling on investments in businesses, stocks, bonds, or other securities.
5.  Advice on tax consequences of divorce.
6. Tax advice and related assistance concerning trusts for children or family members.
7.  Responding to IRS audits.
8.  Retirement income counseling and related tax advice.
9. Advice on business expenses, casualty losses and purchasing any property for investment.
10. Advice regarding taxes on stock options and other benefit plans.

11. Advice and assistance on estate taxes and estate tax planning including the preparation of wills.

Note: Travel and hotel expenses (e.g., to a tax planning seminar) are not covered.


TERMINATION OR DEATH OF PARTICIPANT

     Termination of the employee during the calendar year covered by the Plan normally cancels the employee's eligibility and forfeits any remaining allowance, unless salary continuation is offered in which case eligibility to use the remainder of an existing allowance may be offered through the salary continuation period.
     In the event of death of the employee during a calendar year covered by the Plan and if a balance remains in the employee's account, the total balance will be assigned to the employee's beneficiary, executor or estate for financial counseling covered services that are rendered during the remainder of the covered calendar year.
     Invoices for covered services performed prior to death, during a salary continuation period, or before a termination date will be accepted for payment to the extent covered by the account balance.


MISCELLANEOUS

     Questions concerning application and interpretation of the Plan may occur from time to time. The Company reserves the discretionary right to decide questions and to interpret the Plan. The Company's decisions on all questions and matters of application and interpretation shall be binding on each participant.
     This Plan replaces any prior policy or plan. The Plan is discretionary and the Company may amend or terminate it at any time. Payments under the Plan will be made by the participating subsidiary.



































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MOST COMMONLY ASKED QUESTIONS

Can I use any of my remaining balance in one year during the next year?

   Only for bills that are received by the Company in January of the next year, which relate to services given in the prior year. After January 31, all fees will be applied to your current account balance.

HOW SHOULD THE COUNSELING SERVICE PREPARE THE INVOICE?

   Invoices should be prepared as follows:

   Billed To: Harrah's Operating Company, Inc.
   --------------------------------------------
   For Services Rendered To: (Participant's Name)
   ----------------------------------------------
   Of: (Subsidiary's Name)
   -----------------------


WHAT SHOULD I DO WHEN I RECEIVE AN INVOICE?

   You should review the charges, indicate your approval by initialing the invoice, and mail the invoice within 10 days directly to:

   Harrah's Memphis
   Compensation Department
   Harrah's Entertainment, Inc.
   1023 Cherry Road
   Memphis, TN 38117


HOW DO I KNOW WHEN THE INVOICE HAS BEEN PAID?

   You will receive a confirmation memo from the Harrah's Memphis Compensation Department after your invoice is processed. This memo will include notification to your payroll manager to update your W-2 earnings by the fees amount. You will also receive a statement of your account upon each payment of fees.


IS THERE A DEADLINE FOR PROCESSING INVOICES?

   Invoices for services rendered in the current year should be submitted as early as possible to ensure that they will be properly reflected on your W-2 earnings. You are encouraged to submit the invoice within 10 days of receiving it in order to speed processing.
   All invoices need to be processed by mid-December of a Plan year or earlier in order for fees to be applied to your W-2 earnings for that year. Invoices received after December 15 will not be processed until January. The account balance will be left open during the month of January and will be used to clear invoices or charges incurred in the previous year. Payments in January of any year will be included in your W-2 earnings for that year (not the previous year). After January, only charges incurred in the current year will be accepted and will be charged against your allowance for the current year. Unused account balances are not carried over to the next year.

WHAT HAPPENS IF I EXCEED MY ACCOUNT BALANCE?

   All fees exceeding individual account balances are paid by you.


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Harrah's Entertainment, Inc.
Harrah's Memphis
Compensation Department
1023 Cherry Road
Memphis, TN 38117
901-762-8922


January 1996

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